As filed with the Securities and Exchange Commission on June 4, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	83-0656612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Harvest Oil & Gas Corp. 2018 Omnibus Incentive Plan

(Full title of the plan)

Michael E. Mercer

1001 Fannin Street, Suite 800

Houston, Texas 77002

(713) 651-1144

(Name, address and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $0.01 per share (1)	689,362	$22.00	$15,165,964.00	$1,889

(1)	Represents shares of common stock, par value $0.01 per share (the “Common Stock”) of Harvest Oil & Gas Corp. (the “Company”) reserved for issuance under the Harvest Oil & Gas Corp. 2018 Omnibus Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of shares of common stock to be offered or sold pursuant to the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the value attributed to the Common Stock in connection with the Company’s emergence from bankruptcy pursuant to the First Modified Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates.

INTRODUCTION

On April 2, 2018, EV Energy Partners, L.P. (“EVEP”), EV Energy GP, L.P., EV Management, LLC and certain of EVEP’s wholly owned subsidiaries (each a “Debtor” and, collectively, the “Debtors”), filed a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases were administered jointly under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814 (the “Chapter 11 Cases”).

On May 17, 2018, the Court entered an order confirming the Debtors’ First Modified Joint Prepackaged Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan of Reorganization”) under Chapter 11 of the Bankruptcy Code, dated May 11, 2018.

On June 4, 2018 (the “Effective Date”), the Plan of Reorganization became effective and the Debtors emerged from their Chapter 11 Cases. In connection with the Chapter 11 Cases and the Plan, EVEP and the Contributing Noteholders (as defined in the Plan) effectuated certain restructuring transactions, pursuant to which EVEP’s equity was cancelled and EVEP transferred all of its assets and operations to Harvest Oil & Gas Corp., a Delaware corporation (“Harvest” or the “Company”). As a result, EVEP will be dissolved and Harvest became the successor reporting company to EVEP pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, as incorporated herein by reference, reflect the actual historical consolidated results of operations and financial condition of EVEP for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby. Accordingly, such financial information may not be representative of the Company’s performance or financial condition after the Effective Date. Except with respect to such historical financial information and data or as otherwise noted or suggested by context, all other information contained herein relates to the Company following the Effective Date.

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by the Company, for the purpose of registering 689,362 shares of common stock, par value $0.01 per share (“Common Stock”), for issuance under the terms of the Harvest Oil & Gas Corp. 2018 Omnibus Incentive Plan (as it may be amended, the “Plan”). The shares of Common Stock being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 428, the Company has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Company with the Commission:

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a)	EVEP’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 2, 2018;

b)	EVEP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 14, 2018;

c)	EVEP’s Current Reports on Form 8-K filed on January 3, 2018, March 13, 2018, April 2, 2018, April 9, 2018, May 10, 2018, May 18, 2018 and June 4, 2018.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Authorized Capitalization

The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Company is authorized to issue 75 million shares of capital stock, divided into two classes consisting of (a) 65 million shares of Common Stock and (b) 10 million shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors.

The Certificate of Incorporation provides that there will be five authorized directorships that comprise the Board (as defined in the Certificate of Incorporation) and no director may be removed, with or without cause, with the affirmative vote or written consent of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors of the Company. After the first election, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that comprise the Board will be fixed from time to time exclusively by the Board of Directors of the Company (the “Board”).

The bylaws of the Company (the “Bylaws”) provide that all elections of directors of the Company will be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Company’s securities are listed or as otherwise provided in these Bylaws or the Certificate of Incorporation, all other matters will be determined by a majority of the votes cast affirmatively or negatively, on such matter. The Board may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors, upon the affirmative vote of a majority of the remaining directors then in office.

The Board is authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws by the affirmative vote of a majority of the directors. The stockholders by affirmative vote of at least 66 2/3% in voting power of all of the outstanding shares of Common Stock entitle to vote thereon, also have the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws.

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Dividends

The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof.

Liquidation

Except as otherwise required by the Bylaws or Certificate of Incorporation, the Common Stock will have all rights and privileges typically associated with such securities as set forth in the General Corporation Law of the State of Delaware (“DGCL”) in relation to rights upon liquidation.

Preferred Stock

Under the terms of the Certificate of Incorporation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Business Combinations

The Company has opted out of Section 203 of the DGCL.

Special Meetings of Stockholders

The Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of the stockholders, other than those required by statute, may be called at any time pursuant to a resolution adopted by the Board, or upon the request of holders of Common Stock entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted.

No Cumulative Voting

The Certificate of Incorporation and Bylaws provide that there will be no cumulative voting by stockholders in the election of directors.

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Stockholder Action and Advance Notice Procedure

The Certificate of Incorporation provides that stockholders may take action by written consent if the consent is signed by holders of the Company’s outstanding shares of Common Stock having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Bylaws state that if notice is provided for a stockholders meeting other than an annual meeting, it will in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting will be limited to the matters so stated in the Company’s notice of meeting (or any supplement thereto).

In addition, the Bylaws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

For nominations of directors or proposals of business to be properly brought before an annual meeting by a stockholder the stockholder must have given timely notice thereof in writing (“Record Stockholder Notice”) to the Secretary of the Company (the “Secretary”) and any such business must be a proper matter for stockholder action under Delaware law. To be timely, a Record Stockholder Notice shall be received by the Secretary at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that, subject to certain exceptions and limitations, (A) if the meeting is convened more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, the Record Stockholder Notice to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth 10th day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the board of directors is increased and a public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors is not made by the Company at least 100 days before the last day a stockholder may timely deliver a notice of nomination as set forth above, a Record Stockholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which such public announcement is first made by the Company.

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the Company or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces and waives any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its subsidiaries or any dealings with customers or clients of the Company or any of its subsidiaries) that are from time to time presented to any Identified Person (as defined in the Certificate of Incorporation), even if the transaction, matter or opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person will be liable to the Company or any of its subsidiaries or affiliates for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.

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Without limiting the foregoing renunciation, the Company acknowledges that certain of the stockholders are in the business of making investments in, and have investments in, other businesses similar to and that may compete with the Company’s businesses (“Competing Businesses”), and agrees that each such stockholder has the right to make additional investments in or have relationships with other Competing Businesses independent of its investment in the Company.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the state of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of the Company will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Certificate of Incorporation requires that the Company indemnify its directors and officers to the fullest extent authorized or permitted by applicable law and that the Company pay such expenses in advance. The Company may also maintain directors’ and officers’ liability insurance. The Company believes that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Forum for Adjudication of Disputes

The Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, subject to the Court of Chancery having personal jurisdiction over the parties named as defendants, will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company; any action asserting breach of a fiduciary duty owed by any director, officer, employee or agent of the Company; any action asserting a claim against the Company or any director or officer arising pursuant to the DGCL, the Certificate Of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction to the Court of Chancery; or any action asserting a claim governed by the internal affairs doctrine. Although the Company has included a choice of forum provision in its amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of the Company’s stockholders to seek remedies under the federal securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, respectively, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Registration Statement on Form S-8 and incorporated herein by reference.

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Securities Exchange Listing

The Company expects to have its Common Stock quoted on the OTC Pink Market.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding.

Amended and Restated Certificate of Incorporation

The Certificate of Incorporation provides that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation further provides for the advancement of expenses to each of its officers and directors.

The Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

D&O Insurance and Indemnification Agreements

The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of the Certificate of Incorporation.

The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (a) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Each indemnity agreement is in substantially the form included herein as Exhibit 10.4 to this Registration Statement. The description of the indemnity agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is incorporated herein by reference.

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Actions Taken Pursuant to the Plan

The Plan provides that no member of the Board, the committee of the Board that administers the Plan, any delegate of such committee or any employee or agent of the Company or any of its subsidiaries (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any award thereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under or determination made with respect to the Plan or any award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of the Company or any of its subsidiaries.

The above discussion of Section 145 of the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation, the Company’s maintenance of directors’ and officers’ liability insurance, the indemnification agreements and the Plan is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of Harvest Oil & Gas Corp.
4.2	Amended and Restated Bylaws of Harvest Oil & Gas Corp.
4.3	Form of specimen New Common Stock certificate of Harvest Oil & Gas Corp.
5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered
10.1	Harvest Oil & Gas Corp. 2018 Omnibus Incentive Plan
10.2	Form of Indemnification Agreement between Harvest Oil & Gas Corp. and the directors and officers of Harvest Oil & Gas Corp.
23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Cawley, Gillespie & Associates, Inc.
23.4	Consent of Wright & Company, Inc.
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on June 4, 2018.

Harvest Oil & Gas Corp.

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael E. Mercer and Nicholas P. Bobrowski, and each of them severally, each of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael E. Mercer	President, Chief Executive Officer and Director	June 4, 2018
Michael E. Mercer

/s/ Nicholas Bobrowski	Vice President and Chief Financial Officer	June 4, 2018
Nicholas Bobrowski	(principal financial officer)

/s/ Ryan J. Flory	Controller	June 4, 2018
Ryan J. Flory	(principal accounting officer)

/s/ Colby Dunn	Director	June 4, 2018
Colby Dunn

/s/ Patrick Hickey	Director	June 4, 2018
Patrick Hickey

/s/ James F. Murchison	Director	June 4, 2018
James F. Murchison

/s/ Steven J. Pully	Director	June 4, 2018
Steven J. Pully